UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

ZimVie Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 7, 2025, ZimVie Inc. (“ZimVie”) posted the following frequently asked questions relating to the proposed acquisition of ZimVie by an affiliate of ARCHIMED on its internal intranet accessible by ZimVie employees:

Q: Why did I receive a notice of special meeting and proxy statement?

A: If you owned shares of ZimVie common stock at the close of business on September 2, 2025, you are entitled to vote on the proposed acquisition of ZimVie by an affiliate of ARCHIMED, and the other matters described in the proxy statement. The proxy statement provides information so that you can make an informed decision. A proxy allows you to vote whether or not you attend the special meeting.

Q: How do I vote by proxy?

A: If you hold shares of ZimVie common stock in a Fidelity brokerage account, look for an email from Fidelity with instructions on how to vote. You may also log in to your Fidelity brokerage account, click on “Accounts & Trade”, then “Documents”, then “Other Documents”, then “Proxy Materials” to access the proxy materials and cast your vote. Please contact Fidelity with questions. If you hold shares of ZimVie common stock in a different bank or brokerage account, please contact that bank or broker for instructions on how to vote.

Q: If I don’t vote, will ZimVie or ARCHIMED think I don’t support the merger?

A: No. Whether you voted, and how you voted (if you vote), will not be made available to ZimVie or ARCHIMED on an individualized basis.

Q: How many votes are required to approve the merger proposal?

A: For the merger to be approved, a majority of outstanding shares of ZimVie common stock must vote in favor of the merger proposal.

Additional Important Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of ZimVie by Zamboni Parent, Inc., an affiliate of ARCHIMED. In connection with the proposed transaction, ZimVie commenced mailing the definitive proxy statement, which was filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2025 (the “Proxy Statement”), on September 2, 2025, to its holders of record as of September 2, 2025. INVESTORS AND STOCKHOLDERS OF ZIMVIE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ZIMVIE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from ZimVie in the “Investor Relations” section of ZimVie’s website, which may be accessed at https://investor.zimvie.com, or upon request from ZimVie’s Investor Relations contacts.

Participants in the Solicitation

ZimVie and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of ZimVie in connection with the proposed transaction. Information about ZimVie’s directors and executive officers is set forth in ZimVie’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2025 (the “2025 Proxy”) (and available here). Please refer to the sections entitled “Compensation of Non-Employee Directors,” “Executive Compensation” and “Security Ownership of Directors and Executive Officers” in the 2025 Proxy. To the extent holdings of ZimVie’s securities by its directors or executive officers have changed since the amounts set forth in the 2025 Proxy, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: Richard Heppenstall on March  11, 2025, May  19, 2025 and October 3, 2025; Vafa Jamali on  March 11, 2025, March  27, 2025, March 27, 2025,  April 3, 2025 and  May 19, 2025; Indraneel Kanaglekar on  March 11, 2025, May  19, 2025 and July 3, 2025; Heather Kidwell on  March 11, 2025 and  May 19, 2025; Richard Kuntz on  April 2, 2025, May  9, 2025, July  2, 2025 and October 2, 2025; Vinit K. Asar on  May 9, 2025; Sally Crawford on  May 9, 2025; and Karen Matusinec on  May 9, 2025. Additional information concerning the interests of ZimVie’s participants in the solicitation, which may, in some cases, be different than those of ZimVie’s shareholders generally, is included in the Proxy Statement.